Exhibit 99.1

Planned 2020 Milestones – Distilling to Practice

	FIRST HALF 2020	SECOND HALF 2020
Regulatory Submissions	• Ide-cel (bb2121) MM US BLA submission • ZYNTEGLO completion of US BLA submission	• Lenti-D CALD EU MAA and US BLA Submissions
Clinical Updates	• Ide-cel (bb2121) KarMMa and CRB-401 data* • LentiGlobin SCD Phase 3 HGB-210 Study Start	• Lenti-D ALD-102 data update • Zynteglo Phase 3 (HGB-207 and HGB-212) data • LentiGlobin SCD HGB-206 data and regulatory update
Commercial and Foundation Building	• ZYNTEGLO first commercial patients treated • ZYNTEGLO QTC and Sick Fund contracts in place	• ZYNTEGLO Access and Reimbursement in additional EU countries established • ZYNTEGLO and ide-cel US Launch Ready • 1-2 New INDs

CASH RUNWAY INTO SECOND HALF 2021

bluebirdbio recode for life™

*submission for data presentation planned in H1:20

1

T H E G E N E T H E R A P Y P R O D U C T S C O M P A N Y LentiGlobin SCD LentiGlobin TDT Lenti-D CALD Ide-cel (bb2121) Multiple Myeloma Products on the Market 4 INDs Per Year Beginning 2020 1-2 Clinical Programs 5+ bluebird 2022 Vision – The Leading Cell and Gene Therapy Company Patient Impact ∞ A Bold Vision in 2019 1: Many translational engine delivering Launched/ Submitted Launched with label expansions Launched Launched and heading towards earlier line approvals A Bold Vision in 2019… Becoming Even Bolder in 2020